SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy

[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6
     (e)(2)

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Lunn Industries, Inc.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

         ----------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

         ----------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


         ---------------------------------------

     4)  Proposed maximum aggregate value of transaction:

         ---------------------------------------

     5)  Total fee paid:

         ---------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ----------

     2)   Form, Schedule or Registration Statement No.:

          ----------

     3)   Filing Party:

          ----------

     4)   Date Filed:

          ----------

                             LUNN INDUSTRIES, INC.
                              1 Garvies Point Road
                         Glen Cove, New York 11542-2828


                 NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS

                  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Lunn Industries, Inc., a Delaware corporation (the "Corporation" or the "Company"), will be held at Lunn Industries, Inc. 1 Garvies Point Road, Glen Cove, New York, on Friday, September 27, 1996 at 10:15 A.M. local time for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

      (1) To approve the various amendments to the Corporation's Certificate of Incorporation as set forth in this Definitive

               Proxy Statement.

      (2) To approve an increase in the total number of shares of all classes of stock that the Corporation shall have authority to issue to 31 million shares, of which 1 million shares shall be Preferred Stock, having a par value of $.01 per share ("Preferred Stock"), and 30 million shall be Common Stock, having a par value of $.01 per share ("Common Stock").

      (3) To elect five persons as Directors to hold office until the next Annual Meeting or until their respective successors are elected and qualified;

      (4)      To approve an amendment to the Corporation's 1994 Stock
               Incentive Plan.

      (5) To ratify the selection by the Board of Directors of Coopers & Lybrand LLP. as the independent accountants to audit the Corporation's financial statements for 1996.

      (6) To transact such other business as may properly come before the meeting or any adjournments thereof.

                  The Board of Directors has fixed the close of business on August 16, 1996, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

                                        BY ORDER OF THE BOARD
                                             OF DIRECTORS

                                        Lawrence Schwartz
                                        Vice President, Treasurer and Secretary
August 26, 1996

                             YOUR VOTE IS IMPORTANT

YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                             LUNN INDUSTRIES, INC.

                              1 Garvies Point Road
                         Glen Cove, New York 11542-2828


This Proxy Statement, expected to be mailed on or about August
26, 1996, is furnished in connection with the solicitation by the Board of Directors of Lunn Industries, Inc. (the "Corporation") of Proxies for use at the Annual Meeting of Shareholders to be held on September 27, 1996 at 10:15 A.M., at Lunn Industries, Inc., 1 Garvies Point Road, Glen Cove, New York, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting.

Only the holders of the Corporation's common stock of record at the close of business on August 16, 1996 will be entitled to notice of and to vote at the Annual Meeting. As of August 2, 1996, there were outstanding 11,391,859 shares of the Corporation's common stock. Each share of common stock is entitled to one (1) vote on each matter to be voted on, and a majority of the shares entitled to vote, represented in person or by Proxy, is required to constitute a quorum for the transaction of business.

        Each of the matters to be voted on at the Annual Meeting requires the affirmative vote of the holders of a majority of the issued and outstanding shares of the Corporation's common stock represented and voting at the meeting. The five nominees receiving a plurality of the votes cast for election of directors of the Corporation will be elected as directors of the Corporation.

        A Shareholder who gives a proxy may revoke it at any time before it is voted by giving written notice of the termination thereof to the Secretary of the Corporation, by filing with the Corporation a later dated proxy in proper form or by attending the annual meeting, revoking his or her proxy and voting his or her shares in person. All valid proxies delivered pursuant to this solicitation of proxies, if received in time and not revoked, will be voted. If no specifications are given by the Shareholder executing the proxy card, valid proxies will be voted to elect the seven persons nominated for election to the Board of Directors listed on the accompanying proxy card, and upon such other matters as may properly come before the meeting or any adjournment thereof.

        The Corporation's 1995 Annual Report to Shareholders, which is being mailed concurrently to the Shareholders of the Corporation, does not form any part of the proxy solicitation material.

            The Board of Directors recommends a vote FOR each of the Proposals discussed in this Proxy Statement and FOR each of the persons nominated to be elected directors of the Corporation.

                                   PROPOSAL 1

           Amendment to the Corporation's Certificate of Incorporation


Introduction

        The Board of Directors, with the assistance of outside counsel, has reviewed the Corporation's Certificate of Incorporation to determine whether it fully protected the rights of minority shareholders. It was the Board's conclusion, that the present Certificate of Incorporation did not properly protect those minority rights. The Board has approved the amendments to the sections of the Certificate of Incorporation as set forth below. Upon shareholder approval, the Board will authorize the Corporation's counsel to file a Restated Certificate of Incorporation reflecting the amendments voted upon and approved by the shareholders at this Annual Meeting.

Classification and Removal of Directors

        Presently, one shareholder, owning a majority of the voting common stock of the Corporation, may replace all of the members of the Board of Directors at the next annual shareholders meeting, thereby providing the minority shareholders no representation on the Board. The Board of Directors believes that this ability to change the entire membership of the board is too precipitous and not in the best interests of the shareholders. The Board of Directors has approved a revision to Article VII of the Corporation's Certificate of Incorporation whereby three classes of Directors are established, Class I, Class II and Class II, each serving for an initial term that shall expire at the 1997, 1998, and 1999 annual shareholders meeting, respectively. Thereafter, the successors to the class of directors whose term expires at the meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. [See Exhibit A]

        Additionally, members of the Board of Directors may be removed by a majority of the voting common stock of the Corporation, without cause. The Board believes that a director, properly elected by the shareholders of the Corporation, should not be removed from office, except for cause. This will promote stability to the Board and protect the rights of all the shareholders. Therefore, the Board of Directors has approved a revision to Articles VII and IX, and a new Article XIV of the Corporation's Certificate of Incorporation whereby a director may be removed for cause at an annual or special meeting of the Board of Directors by not less than two-thirds of the then outstanding shares of stock of the

Corporation entitled to vote generally in the election of directors, voting together as a single class. [See Exhibit A]

        The new Article XIV limits shareholder action with written consent in lieu of an annual or special meeting, unless such consent is unanimous. The Board believes this will permit all shareholders the opportunity to properly review and consider those proposals that may come forward and require shareholder consent. [See Exhibit A]

                                   PROPOSAL 2

       Amendment to the Corporation's Certificate of Incorporation to Increase

        Authorized Stock

        The Corporation presently has authorized for issuance 20 million common stock shares. On August 2, 1996, the Corporation had 11,391,859 shares issued and outstanding. The Corporation has granted warrants and options, and issued a convertible note accounting for a total of approximately 3.4 million shares. Additionally, the 1994 Stock Incentive Plan (the "Plan") requires 700,000 shares be reserved for the Plan, however, the proposed amendment to the Plan, made in this Proxy Statement, would require a total of 1.5 million shares to be reserved for the Plan. Therefore, the Board has recommended that the Corporation be authorized to issue a total of 30 million common stock shares. [See Exhibit B]

        Additionally the Certificate of Incorporation does not authorize the Board to issue preferred stock should the need arise for additional fund raising or acquisition activities. Therefore, the Board of Directors has proposed that the Corporation be authorized to issue 1 million shares of preferred stock. [See Exhibit B]


                             ELECTION OF DIRECTORS

        Five persons have been nominated as Directors of the Corporation. All of the nominees are currently Directors of the Corporation. The nominees to the Board have been divided into three classes of Directors. Class I, Class II and Class II, each serving for an initial term that shall expire at the 1997, 1998, and 1999 annual shareholders meeting, respectively, or until the election and qualification of his successor.

Nominees:

         Class I: Warren Haber
                        John Simon

         Class II:      William Lewis

                        John Menzel

         Class III      Alan Baldwin

        In the unlikely event any of the nominees should, for some reason (presently unknown), fail to stand for election, the persons designated as proxies on the accompanying proxy card will vote for substitute nominees. Additionally, should Proposal I not be approved by the shareholders at this Annual Meeting, then the nominees will all stand for re-election as one class of directors for a term of one year or until the election and qualification of his successor.

        The names of the five nominees, the age and principal occupation of each and the period during which each has served as a Director of the Corporation are set forth below:



Five Nominees to the Board of Directors:

Name and Five Year Business Experience                                      Age
- --------------------------------------                                      ---

Class I
- -------

Warren H. Haber                                                             55
For more than 20 years, Chairman of the Board and Chief Executive
Officer of Founders Equity, Inc., Founders Management Services, Inc.,
and affiliates (collectively, "Founders") all private investment concerns engaged in identifying businesses for acquisition by companies in which the principal stockholders of Founders have a substantial equity interest and managing such businesses for such principal stockholders' accounts.  Since 1983, Chairman of the Board of Batteries
Batteries, Inc. Since 1993, Chairman of the Board and Chief Executive
Officer of HealthRite, Inc., a distributor and producer of vitamins, natural nutritional and dietary supplements, herbal based products, and weight-loss products. From 1986 through December 1992, Chairman of the Board and Chief Executive Officer of International Power Machines.
He served as a Director until February 1995.  Director of Realty
Information Group, LP, a privately held commercial real estate information provider.  Mr. Haber has served as an officer and a director of Founders Property, Inc. a private real estate investment concern.
Mr. Haber was originally elected a director of the Company in 1994.

John Simon                                                                  53
Executive Vice President and Managing Director of Allen & Company,
Incorporated, for more than five years.  Director of Immune Response



Corporation, Tcell Sciences, Inc., and Neurogen Corporation. Mr. Simon was originally elected a director in 1993.

Class II
- --------

William R. Lewis                                                            54
Financial consultant offering services to multiple corporate clients since 1994.  Chief Financial Officer of Air & Water Technologies
Corporation in 1994.  Chief Financial Officer of Jenny Craig, Inc. in
1994.  Executive Vice-President, Chief Financial Officer and Director

of Nutri/System, Inc from 1991-1993.  Subsequent to Mr. Lewis leaving,
Nutri/System, Inc. filed for protection from creditors under Chapter 11 of the U.S. Bankruptcy Code in 1993. Executive Vice President, chief administrative and financial officer of Simplicity Holdings, Inc. from 1988-1991.

John F. Menzel                                                              53
Chairman and majority shareholder of Fiberglass Industries, Inc., a manufacturer of fiberglass products for the marine, sporting goods and chemical tank industries from before 1989 to the present.
Mr. Menzel was originally elected a director in 1994.


Class III
- ---------

Alan W. Baldwin                                                             59
Chairman of the Board and Chief Executive Officer of the Corporation
since March 1994.  Vice President of the Corporation from December
1993 to March 1994. Independent consultant, January 1990 to March 1994.
President and CEO of Hytek Microsystems, a manufacturer of hybrid electronic circuits, from September 1989 to December 1990. Mr. Baldwin was originally elected a director in 1993.


Other Directors and Executive Officers:

Samuel J. Dastin                                                            65
Director of Advanced Products, Northrop-Grumman Corporation. Retired
July 1995, after thirty year career in advanced composite materials, structures and manufacturing. Selected a Fellow by both the Society of Advanced Material Processing Engineers (SAMPE) and the Society of
Manufacturing Engineers (SME) for his comprehensive work in advanced composites and reinforced  plastics.  Mr. Dastin was originally elected a director in 1995,


but will not stand for re-election in 1996.

Charles. W. Russell                                                         59
President of F.C. Funding, Inc., a private investment firm, for more than five years.  Executive Vice President, COO and a Director of
Fallek Chemical Group, an international chemical marketing concern, from before 1989 to 1990.  Mr. Russell was originally elected a director in 1989, but will not stand for re-election in 1996.

Lawrence Schwartz                                                           61

Secretary of the Company since 1994.  Vice President, Chief Financial
Officer, Treasurer and Assistant Secretary and Controller of the
Company, since 1990.

Edward Kiley                                                                46
Vice President and General Manager of Alcore, Inc., a wholly owned subsidiary of the Company, since November 1993. Vice President and
General Manager of the Company from January 1993 through October 1993.
Director of Sales and Marketing of Hexcel Corporation from April 1978 through December 1992.

Gordon J. Bockner                                                           54
President of Business Development Associates, Inc., international and domestic consultants to companies organizing and implementing technology transfer, or technology acquisition programs, in the plastics and packaging industries for more than five years. Mr. Bockner was originally elected a director in 1988, but did not stand for re-election in 1995.

BOARD OF DIRECTORS AND COMMITTEES

        The Board of Directors has the responsibility to serve as the representative of the Shareholders. The Board establishes broad corporate policies and oversees the overall performance of the Corporation. However, the Board is not involved in day-to-day operating details. Members of the Board are kept informed of the Corporation's business activities through discussion with the Chief Executive Officer, by reviewing analyses and reports sent to them by management and by participating in board meetings.

        During 1995 there were six meetings of the Board of Directors, and all directors attended more than 75% of the Board of Directors' meetings, except for Gordon J. Bockner, who attended only two of the four meetings held during his tenure as a director in 1995. Directors who are not employees of the Corporation receive $500.00 for each meeting of the Board attended.

        The Company has standing Executive, Compensation and Stock Option and Audit Committees.

        The Executive Committee consists of Alan Baldwin, Samuel Dastin,
Warren Haber, John Menzel, and John Simon. The Executive Committee met on three occasions in 1995.

        The Compensation and Stock Option Committee consists of four non-employee directors: Samuel Dastin, John Menzel, Charles Russell, and John Simon. The Compensation and Stock Option Committee met on three occasions in 1995. The committee has the power to grant options and stock awards under the Company's 1994 Incentive Stock Plan, and to negotiate salaries and employment contracts for key employees of the Company.


        The Audit Committee consists of Warren Haber, William Lewis, Charles Russell and John Simon. The Audit Committee met on two occasions in 1995. The committee has the responsibility of recommending the firm chosen as independent auditors, overseeing and reviewing audit results, and monitoring the effectiveness of internal audit functions. The Audit Committee has recommended the selection of Coopers & Lybrand, LLP. as independent auditors for the fiscal year ending December 31, 1996.

Compliance with Section 16(a) of the Exchange Act

Alan W. Baldwin Untimely filing of Form 4 upon the grant of stock options in June 1994. Filing has been made on Form 5.

Warren H. Haber Untimely filing of Form 5 for stock option grant in June 1994. Required filing has been completed and filed.

John F. Menzel Untimely filing of Form 5 for stock option grants in June 1994 and September 1995. Required filings have been completed and filed.

Charles W. Russell Untimely filing of Form 5 for stock option grants in June 1994 and September 1995. Required filings have been completed and filed.

John Simon Untimely filing of Form 5 for stock option grants in June 1994 and September 1995. Required filings have been completed and filed.

Samuel J. Dastin Untimely filing of Form 5 for stock option grant in September 1995. Required filing has been completed and filed.

Lawrence Schwartz Untimely filing of Form 4 upon the grant of stock option in December

1994.  Filing has been completed on Form 5 and filed.


Executive Compensation

                        Summary Compensation Table
                           Annual Compensation


   (a)                       (b)             (c)               (d)

   Name
   and

   Principal                                                   Other
   Position                   Year           Salary($)         Compensation($)

  Alan W. Baldwin(3)          1995           $150,000          $0

  Chairman                    1994           $127,257          $4,616 (1)
  of the Board                1993           $0                $0
  of Directors
  and Chief Executive
  Officer

  Edward Kiley(3)          1995          $98,389           $7,500 (2)
  Vice President           1994          $94,799           $0
  and General                  1993          $92,428           $0
  Manager

- --------------------------
(1) Paid as consultant fee earned in 1993, paid in 1994 to a corporation controlled by Mr. Baldwin.
(2) Paid in restricted stock in exchange for a 10 percent wage concession. Stock valued at fair market value at time wage concession was implemented.
(3) No other form of compensation was paid the executive except as set forth above.

Options/SAR Grants Table

         No options were granted to the Executive Officers of the Company during the fiscal year ended December 31, 1995.

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table

(a)                (b)                     (c)                (d)                (e)
                                                              Number of
                                                              Securities         Value of
                                                              Underlying         Unexercised
                                                              Unexercised        In-the-Money
                                                              Options/SARs       Options/SARs at
                                                              At FY-End (#)      FY-End ($)

                       Shares Acquired                        Exercisable/       Exercisable/
Name                   on Exercise (#)     Value Realized     Unexercisable      Unexercisable
                                                      ($)
- ----------------------------------------------------------------------------------------------------------------
Alan W. Baldwin        None                None               150,000/50,000      $51,000/$17,000

Edward Kiley           None                None               8,333/16,667        $3,667/$7,333


Long-Term Incentive Plan Awards Table

        The Company paid no long term compensation to the Executive Officers during the fiscal year ended December 31, 1995.


Compensation of Directors

        Directors who are not employees of the Company earn a fee of $500 for each meeting of the Board of Directors that is attended. Additionally, non-employee Directors receive a grant immediately following the Company's Annual Shareholder Meeting under the Company's 1994 Stock Incentive Plan for the right to purchase 5,000 shares of the Company's common stock. Such grant shall be at the fair market value of the common stock at the time of grant.

Employment contracts and termination of employment and change in control arrangements.

        In November, 1994, the Company entered into an employment contract commencing on March 14, 1994 with Alan W. Baldwin to serve as Chairman of the Board and Chief Executive Officer of the Company, for an initial term of one year, with automatic renewals for additional one year terms, at an annual salary of $150,000. The contract provides for increases on an annual basis upon review by the Board of Directors or the Compensation Committee. Additionally, an incentive compensation program will be implemented on an annual basis by the Board of Directors. The Company will provide Mr. Baldwin the normal employee benefits provided to other employees, in addition to a company car.

Additionally, the Company is obligated to pay Mr. Baldwin a one time relocation expense of $56,000. The contract provides for a grant to Mr. Baldwin of a non-statutory stock option for 200,000 shares exercisable at $.60 per share.

        On April 30, 1996, the Board of Director's Compensation Committee approved the following revisions to Mr. Baldwin's compensation: (a) A 1995 bonus award of $40,000; (b) An incentive stock option grant of 100,000 common stock shares; (c) Reimbursement of 1995 insurance premiums paid by Mr. Baldwin for his individual life insurance policy.

        Additionally, 1996 compensation for Mr. Baldwin was established as follows: (a) Salary to remain at $150,000; (b) 1996 bonus award based upon the Company meeting the following financial goals:
        A. Sales of $17 million, operating profit of $1.2 million and year-end backlog exceeding $12 million.
            (i) A bonus of 50 percent of annual salary.
            (ii) Incentive stock option grant of 200,000 shares granted on February 26, 1996, with 100,000 shares being exercisable upon meeting the financial goals above, the remaining 100,000 shares being exercisable twelve months thereafter.
            (iii) Modify the employment agreement to provide for a change in control provision.
        B. The incentives for meeting 75 percent of the goals listed above would be:
            (i) A bonus of 25 percent of annual salary.
            (ii) Incentive stock option grant of 100,000 shares granted on February 26, 1996, with 50,000 shares being exercisable upon meeting the financial goals above, the remaining 50,000 shares being exercisable twelve months thereafter.


Security Ownership of Certain Beneficial Owners and Management.

(a) Security ownership of certain beneficial owners.
- -------------------------------------------------------------------------------


     (1)         (2)                             (3)                 (4)

Title of Class   Name and                        Amount and          Percent of
 Address Nature of           Class (1)
                 Beneficial                      Beneficial
                 Owner                           Owner
- -------------------------------------------------------------------------------

Common Stock     S. Daniel Abraham               900,000             6.34
                 777 South Flagler Boulevard


                 West Tower
                 West Palm Beach, FL. 33401

Common Stock     Allen & Company                 900,000(2)          6.34
                 711 Fifth Avenue
                 New York, New York 10022

Common Stock     Grange Nominees Limited         760,000             5.35
                 P.O. Box 116
                 Commerce House
                 Les Banques
                 St Peter Port, Guernsey
                 GWY1 3EZ
Common Stock     Cooke & Cie, S.A.               2,557,000(3)        18.00
                 7 Rue des Alps
                 Geneva 1, Switzerland

- -----------------------------
(1) Percentage is based upon a 14,204,355 shares as of August 2, 1996, comprised of outstanding shares, options, warrants and a convertible note that are exercisable within sixty days of this date, totaling 11,391,859, 315,833, 1,596,663, and 900,000 shares, respectively.
(2) Does not include beneficial ownership of John Simon who is a Managing Director of Allen & Co., Inc.("Allen"). Allen disclaims beneficial ownership of Mr. Simon's shares.
(3) Includes a convertible note that may be converted into 900,000 shares of common stock at the option of the holder.


(b) Security ownership of management.
- -------------------------------------------------------------------------------

     (1)         (2)                             (3)                 (4)

Title of Class   Name and                        Amount and          Percent of
                 Address                         Nature of           Class (8)
                 Beneficial                      Beneficial
                 Owner                           Owner
- -------------------------------------------------------------------------------
Common Stock     Alan W. Baldwin                 252,500 (1)         1.78
                 c/o Lunn Industries
                 1 Garvies Point Road
                 Glen Cove, NY. 11542




Common Stock     Warren Haber                    90,000 (2)(3)       .63
                 c/o Founders Equity
                 200 Madison Avenue
                 New York, NY. 10016

Common Stock     John F. Menzel                  10,000 (2)(3)       .07
                 c/o Fiber Glass Industries,
 Inc.
                 RD #5 Edison Street
                 Amsterdam, NY. 12010

Common Stock     Charles W. Russell              170,077(2)(3)(4)(5) 1.20
                 c/o F.C. Funding
                 770 Lexington Avenue
                 New York, NY. 10021

Common Stock     John Simon                      10,000 (2)(3)(7)    .08
                 c/o Allen & Co.
                 711 Fifth Avenue
                 New York, NY. 10022

Common Stock     Samuel Dastin                   5,000(3)            .04
                 c/o Dastin Associates
                 Company, Inc.
                 62 Wellesley Lane
                 Hicksville, NY. 11801

Common Stock     William R. Lewis                5,000(3)            .04

                 636 Black Rock Road
                 Bryn Mawr, PA. 19010

Common Stock     Edward Kiley                    27,833(6)           .20
                 c/o Alcore, Inc.
                 1324 Brass Mill Road
                 Belcamp, MD. 21017

Common Stock     Gordon J. Bockner               25,000 (2)(3)(4)(5) .18
                 c/o Business Development
 Associates
                 1 Landmark Square
                 Stamford, CT. 06901

Common Stock     Directors and Executive         570,410             4.02
                 Officers as a group
                 (8 persons)

- ----------------------------
(1) Includes option to purchase 150,000 shares at $.60 which expires on June 9, 2004, and an option to purchase 50,000 shares at $.875 which expires on November 30, 2005.
(2) Includes options to purchase 5,000 shares at $.625 which expires on June 8, 2004.
(3) Includes options to purchase 5,000 shares at $.1.50 which expires on September 28, 2005.
(4) Includes warrants to purchase 10,000 shares at $1.50 which expires on June 16, 1999.
(5) Includes warrants to purchase 10,000 shares at $4.37 which expires on May 13, 2003.
(6) Includes options to purchase 8,333 shares at $.50 which expires on December 21, 1999.
(7) Does not include beneficial ownership of Allen, where John Simon is a Managing Director. Allen disclaims beneficial ownership of Mr. Simon's ownership.
(8) Percentage is based upon a 14,204,355 shares as of August 2, 1996, comprised of outstanding shares, options, warrants and a convertible note that are exercisable within sixty days of this date, totaling 11,391,859, 315,833, 1,596,663, and 900,000 shares, respectively.

Certain Relationships and Related Transactions.

(a) Alan W. Baldwin.
        [See Executive Compensation, Employment contracts and termination of employment and change in control arrangement.]
(b) Cook & Cie, S.A..
        The Company borrowed $360,000 from Cook & Cie, S.A. payable in January, 1997 plus interest at 10% per annum payable in common stock. This note is convertible to the common stock of the Company, at the option of the holder at anytime during the term of the note, at the conversion rate of one share for each $.40 of principal converted.


(c)  Private Placement
        On March 21, 1996, the Company sold 3.5 million shares of common stock at $.40 per share in a private placement, under Regulation D of the regulations promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). The following beneficial owners listed in Item 11 purchased shares in the private placement:

         S. Daniel Abraham                  900,000 shares
         Allen & Company, Inc.              900,000 (1)
         Cook & Cie, S.A.                   840,000
         Grange Nominees Limited            460,000
- -------------------------
(1) John Simon, Director of the Company, is a Managing Director of Allen & Company, Inc.

                                 PROPOSAL 4

                   Amendment to the 1994 Stock Incentive Plan

        The 1994 Stock Incentive Plan (the "Plan") was approved by the shareholders at the 1994 Annual Shareholders Meeting. The Plan provides for the grant of options and stock awards of up to 700 thousand shares of common stock of the Corporation. To date, the number of shares reserved under this Plan have been fully utilized. Therefore, the Board of Directors has submitted this proposal to increase the number of shares authorized for this Plan to a total of
1.5 millions shares, an 800 thousand share increase. [See Exhibit C]

        Additionally, the Corporation finds that from time to time, it would like to grant options or stock awards to non-employee consultants and/or advisors. Presently, the Plan limits grants or awards to be made solely to employees and directors of the Corporation. The Board of Directors has proposed that the eligibility requirements of the Plan be broadened to include employees, officers, directors, consultants and advisors to the Corporation. [See
Exhibit C]

                                   PROPOSAL 5

              Ratification of Appointment of Independent Auditors

        The Board of Directors has selected Coopers & Lybrand LLP., independent certified public accountants, as the auditors for the 1996 fiscal year. Coopers & Lybrand LLP. is the accounting firm which examined and reported on the Corporation's financial statements for the fiscal years ended December 31, 1994 and 1995. The Corporation has been advised by Coopers & Lybrand LLP. that neither the firm nor any of its associates has any material relationship with the Corporation or any of its subsidiaries. In accordance with a resolution of the Board of Directors, such selection is being presented to the shareholders for ratification at the Annual Meeting. If the foregoing proposal is not approved by a majority vote of the shareholders present, in person or by proxy, at the Annual Meeting or if prior to the Annual Meeting, Coopers & Lybrand LLP. shall decline to serve, then the Board of Directors will designate another firm to audit the financial statements of the Corporation for 1996 fiscal year, whose continued employment thereafter will be subject to ratification by the shareholders.

        It is not expected that a representative of Coopers & Lybrand LLP will be present at the Annual Meeting.


                           PROPOSALS OF SHAREHOLDERS

        Proposals of any shareholders of the Corporation which are to be presented at the Corporation's 1996 Annual Meeting of Shareholders which such shareholder wishes to be included in the Corporation's Proxy Statement and form of proxy relating to such Annual Meeting, must be received by the Corporation no later than December 1, 1996. The next Annual Meeting of Shareholders is anticipated to be held on June 7, 1997.


OTHER BUSINESS

        The Annual Meeting is called for the purposes set forth in the Notice of 1996 Annual Meeting of Shareholders. The Board of Directors does not intend to present, and knows of no one who intends to present, any matter for action by shareholders at such meeting other than the matters referred to in that Notice. However, the enclosed Proxy covers discretionary authority with respect to the transaction of any other business that may properly come before the meeting, and it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their judgement on such matter.

        The solicitation of this Proxy is being made on behalf of the Board of Directors of the Corporation and will be made only by mail, except that, if necessary, officers of the Corporation, without additional compensation, therefor, may make solicitations in person, by telephone, or by telegraph. The total cost of solicitations of Proxies will be borne by the Corporation.

        Please fill in, sign and date the enclosed Proxy and return it in the accompanying addressed envelope which requires no further postage if mailed in the United States. If you attend the Annual Meeting and wish to vote your shares in person, you may do so. Your cooperation in giving this matter your prompt attention is appreciated.

                                        Lawrence Schwartz
                                        Vice President, Treasurer and Secretary


Lunn Industries, Inc.
1 Garvies Point Road
Glen Cove, New York 11542
August 26, 1996

                                   Exhibit A


(a) To delete the present Article VII and to substitute the following in its place:

ARTICLE VII

A.      Classification.

        Except as may be provided in a certificate of designations relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be as fixed from time to time by or pursuant to the By-laws of the Corporation. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock voting separately by class or series, shall be classified, with respect to the time for which they severally hold office, into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each initial director in Class I shall hold office for a term expiring at the 1997 annual meeting of stockholders, each initial director in Class II shall hold office initially for a term expiring at the 1998 annual meeting of stockholders, and each initial director in Class III shall hold office for a term expiring at the 1999 annual meeting of stockholders. Notwithstanding the foregoing provisions of Section A, each director shall serve until such director's successor is duly elected and qualified or until such director's earlier death, resignation or removal. At each annual meeting of stockholders, the successors to the class of directors whose term expires at the meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election but in any event until any such director's successor has been duly elected and qualified or until any such director's earlier death, resignation or removal.

B.      Removal.

        (1) Except as may be provided in a certificate of designations relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect directors under specified circumstances, any director or directors may be removed from office at any time, but only for cause (as defined in Section B(2) hereof) and only by the affirmative vote, at an annual meeting of the stockholders or a special meeting of the stockholders called for such a purpose, of not less than two thirds of the total number of votes of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, and, in the case of a removal proposed at a special meeting, only if notice of the proposal was contained in the notice of the meeting. The person proposing the removal of a director shall provide written notice to the director of the proposal and of the facts alleged to constitute cause for the removal. In the event that the shareholders are provided with at least 40 days' notice of the meeting, the written notice to the director shall be delivered at

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
least 30 days before the meeting. In the event that the shareholders are provided with less than 40 days' notice of the meeting, the written notice to the director shall be delivered no later than 10 days after the shareholders are provided with written notice of the meeting. Any vacancy in the Board of Directors resulting from any such removal or otherwise shall be filled only by vote of a majority of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until such director's successor shall be elected and qualified or until such director's earlier death, resignation or removal.

        (2) For purposes of this Section B(2), "cause" shall mean (i) conduct as a director of the Corporation or any subsidiary involving dishonesty of a material nature; (ii) willful conduct by the director that is demonstrably and materially injurious to the Corporation, monetarily or otherwise; or (iii) conduct by the director that results in a felony conviction, including a conviction resulting from a plea of nolo contendere. No act, or failure to act, on the director's part shall be deemed "willful" unless done, or omitted to be done, by the director not in good faith and without reasonable belief that the director's action or omission was in the best interest of the Corporation.

C.      Change of Authorized Number.

        In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(b) To add a new Article XIV which shall read as follows:

ARTICLE XIV

        Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders, and may not be effected by any consent in writing by such stockholder, unless such consent is unanimous.


(c) To add a second sentence to Article IX which shall read as follows:

In order for the stockholders of the Corporation to exercise their power to alter or repeal any By-law made by the Board of Directors, the action must be approved by the holders of at least two thirds of the issued and outstanding shares of the Corporation's common stock.

                                   Exhibit B

(a) To delete the present Article IV and to substitute the following in its place:

ARTICLE IV

A.      Authorized Shares.

        The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 31,000,0000 shares, of which 1,000,000 shares shall be Preferred Stock, having a par value of $0.01 per share ("Preferred Stock"), and 30,000,000 shall be Common Stock, having a par value of $0.01 per share ("Common Stock"). The Board of Directors is expressly authorized to provide for the classification and reclassification of any unissued shares of Preferred Stock or Common Stock and issuance thereof in one or more classes or series without the approval of the stockholders of the Corporation.

B.      Common Stock.

        (1)  Relative Rights.

        The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificate or certificates of designation filed to establish the respective series of Preferred Stock. Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.

        (2)  Voting Rights.

        Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders, except as otherwise provided in this Certificate of Incorporation or by applicable law.

        (3)  Dividends.

        Whenever there shall have been paid or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then the holders of record of the Common Stock and any class or series of stock entitled to participate therewith as to dividends, shall be entitled to receive dividends, when, as, and if declared by the Board of Directors, out of any assets legally available for the payment of dividends thereon.

        (4)   Dissolution, Liquidation, Winding Up.

        In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of record of the Common Stock then outstanding, and all holders of any class or series of stock entitled to participate therewith in whole or in part, as to distribution of assets, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up, the full preferential amounts (if any) to which they are entitled, and shall have paid or provided for payment of all debts and liabilities of the Corporation.

C.      Preferred Stock.

        (1)   Issuance, Designations, Powers, Etc.

        The Board of Directors expressly is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Certificate of Incorporation, to provide, by resolution and by filing a certificate of designations pursuant to the Delaware General Corporation Law, for the issuance from time to time of the shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

              (a) the number of shares constituting that series and the distinctive designation of that series;

              (b) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

              (c) whether that series shall have voting rights, in addition to voting rights provided by law, and, if so, the terms of such voting rights;

              (d) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

              (e) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

              (f) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

              (g) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

              (h) any other relative powers, preferences and rights of that series, and qualifications, limitations or restrictions on that series.

        (2)   Dissolution, Liquidation, Winding Up.

        In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series shall be entitled to receive only such amount or amounts as shall have been fixed by the certificate of designations or by the resolution or resolutions of the Board of Directors providing for the issuance of such series.

                                   Exhibit C


(a) To delete the present Article 4 and to substitute the following in its place:

4.      STOCK SUBJECT TO PLAN

        The total number of shares of Stock reserved and available for distribution under this Plan shall be 1.5 million. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Stock that have been optioned cease to be subject to option or if any shares subject to any Restricted Stock or Deferred Stock award granted hereunder are forfeited or such award otherwise terminates, those shares shall again be available for distribution in connection with future awards under this Plan.

        In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under this Plan, in the number and option price of shares subject to outstanding Stock Options and Director Stock Options granted under this Plan, and in the number of shares subject to Restricted Stock or Deferred Stock awards granted under this Plan, in such manner as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number.


(b) To delete the present Article 5 and to substitute the following in its place:

5.      ELIGIBILITY

        5.1 Employees of the Company or its subsidiaries (but excluding members of the Committee and any person who serves only as a director) who are responsible for or contribute to the management, growth, and/or profitability of the business of the Company or its Subsidiaries, are eligible to be granted Stock Options, Restricted Stock or Deferred Stock awards. The term "employee" is defined as any employee, employee-director, officer, consultant, or advisor, provided that bona fide services shall be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

        5.2 Directors of the Company (other than directors who are also officers or employees of the Company or its Subsidiaries) are eligible to be granted Director Stock Options pursuant to Section 7 of the Plan.

        5.3 The optionees and participants under this Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each award or grant to an optionee or participant.





      24